                     AGREEMENT OF SALE/EXCHANGE

This Agreement is entered into this 18th day of August, by and between Pratt, Wylce & Lords, Ltd., a Nevada corporation ("Buyer"), Paul
Skillicorn, William Spira, Bruce Hildebrand, David Smyth, General Alfred Grey and Cecil Maynor (collectively, the "Sellers", or individually, a "Seller") and The Greengold Corporation, a Minnesota corporation
("Acquiree").

Whereas, Sellers own Four Million (4,000,000) shares, $.001 par value (the "Acquiree Shares"), of the issued and outstanding common stock of Acquiree (representing 80% of the currently issued and outstanding common stock of
Acquiree).   Sellers desire to sell and Buyer desires to purchase all of the Acquiree Shares (the "Sale Shares").

Now, Therefore, for the mutual consideration set out herein, the parties agree as follows:

1.   Purchase and Sale of Acquiree Shares.

   1.1 Sellers shall sell to Buyer and Buyer shall purchase from Sellers the Sale Shares at a closing of such sale (the "Closing") to be held at the place and on the date hereinafter provided (the "Closing Date").

   1.2 The aggregate purchase price (the "Price") for the Sale Shares shall be in the form of 1,900,000 restricted common shares of Buyer, each Seller to receive a pro-rata number of shares based upon the number of Greengold shares owned. This exchange of shares is intended to be a tax-deferred exchange pursuant to Section 1031 of the IRS Tax Code. This represents approximately 1 share of buyer's shares for each 2.105263 Greengold shares owned.

The undersigned agrees that if Acquiree fails to achieve a minimum of $500,000 in earnings before taxes by the end of the fiscal year following a period of 36 months from the Closing Dates, Sellers agree to surrender a total of 950,000 Common Shares back to Buyer. If, however, Buyer fails to facilitate the raising of $500,000 through an offering pursuant to Regulation D, Rule 504 within six months of the Closing Date, the surrender to Buyer shall be reduced by 50% to a total of 475,000 Common Shares.

Additionally, the Common Shares of Buyer issued in exchange for the Sale Shares will be subject to the resale limitations of Rule 144. Once the Common Shares become salable without limitation under Rule 144K, Sellers agree that the Common Shares will be further restricted to a rate of liquidation not to exceed the greater of 5,000 shares per month or 2 1/2% of the previous month's total trading volume, whichever is greater without prior approval of the Buyer.

   1.3 At the Closing Date, each Seller will deliver a certificate representing the Sale Shares duly endorsed so as to make Buyer the sole
holder thereof, free and clear of all claims and encumbrances.   The Sale
Shares are not registered under the Securities Act of 1933 as amended (the
"Act").   The Sale Shares will be subject to a usual and appropriate stop transfer order on the books and records of Acquiree's transfer agent
pertaining to securities not registered under the Act.   The certificate
for the Sale Shares delivered shall bear on its face the following restrictive legend:

"No sale, offer to sell or transfer of the shares represented by this certificate shall be made unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of such Act is then in fact applicable to such shares."

5.   Representations of Sellers.

Sellers hereby represents and warrants, to the extent of the facts known to Sellers and Acquiree, that, effective this date and the Closing Date, the representations listed below are true and correct.

Sellers are the sole owners of 80% of the issued and outstanding shares of The
Greengold Corporation. Share ownership is as follows:

    Name and Address   Cert. No.  Issue Date     No.  of Shares

William M. Spira
 14221 Park Ave. S.        05        5/15/97       1,498,500
Burnsville, MN 55337       01        8/20/95           1,500
                                                   Ttl: 1,500,000
                                                   New  1,601,281
  Paul W. Skillicorn
13012 Herald Circle        02       8/20/95            1,500
Apple Valley, MN 55124     06       5/15/97        1,498,500
                                                  Ttl: 1,500,000
                                                  New  1,601,281

 J. Bruce Hildebrand
8634 Vernon Avenue         03       4/17/97             300
Alexandria, VA 22309       07       5/15/97         299,700
                                                 Ttl: 300,000
                                                 New  320,257

David D. Smyth II          04       4/17/97              300
535 Seventh St. SE         08       5/15/97          299,700
Washington, DC 20003       10(1)    2/7/98            34,500
                                                 Ttl:: 357,085
                                                    New 83,267

Cecil H. Maynor, Jr.
229 Kenway Loop
Mooresville, NC 28115      09         11/8/97          78,000
                                                 Ttl:  78,000
                                                 New   36,829

General Alfred M. Gray
6317 Chaucer View Circle Landmark Mews
Alexandria, VA 22304       11         4/30/98           34,500
                                                 Ttl:   34,500
                                                 New    36,829

                                       Outstanding:  4,000,000

5.1 These Acquiree Shares are free from claims, liens or other encumbrances; and Sellers have the unqualified right to transfer and dispose of such shares.

5.2 The Sale Shares constitute validly issued shares of Acquiree fully paid and nonassessable.

5.3   Annexed hereto as Exhibit 5.3 are the unaudited financial statements
dated June 30, 1998 of the Acquiree.    The financial statements in Exhibit
5.3 are substantially correct and complete and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The financial statements present fairly the financial condition of Acquiree of the respective dates of said balance sheets and the results of operations for the respective periods indicated in said statements of income and retained earnings and, in the case of each such interim statement, is subject to year-end adjustments consistent with past practice.

5.4 To the best of Acquiree's knowledge, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Acquiree) pending or, threatened against or affecting Acquiree, at law, or in equity or admiralty, or before or by any federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, which involve the likelihood of any adverse judgment of liability, not fully covered by insurance, in excess of $5,000 in any one case or $10,000 in the aggregate, or which may result in any material adverse change aside from a monetary adverse judgment or liability) in the business, operations, properties or assets or in the condition, financial or otherwise, of Acquiree, except in each as listed and described in Exhibit 5.4 annexed hereto. To the best of Acquiree's knowledge, Acquiree is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

5.5 Acquiree has, to its best knowledge, complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to its business of which it is aware except as described in Exhibit 5.5.

5.6 All federal, state and local tax returns required to be filed by Acquiree have been duly filed. Federal income tax returns of Acquiree have been submitted to the Internal Revenue Service ("IRS") for all past fiscal years through the calendar year ended in 1997. All deficiencies by any taxing authority have either been paid or settled or are included in the amounts for accrued taxes shown on the respective balance sheet (part of Exhibit 5.6 annexed hereto).

5.7 Acquiree and Sellers agree that any and all tax deficiencies disclosed on the balance sheet will be paid or settled prior to Closing.

5.8   Since the date of the balance sheet there has not occurred:

(i) any material and adverse change in the financial condition or operations of Acquiree;

(ii) any damage, destruction or loss to or of any of the material assets or properties owned or leased by Acquiree;

(iii) the creation or attachment of any lien against any of the currently issued and distributed common stock Acquiree;

(iv) any waiver, release, discharge, transfer, or cancellation by Acquiree of any rights or claims of material value;

(v) any issuance by Acquiree of any securities, or any merger or consolidation of Acquiree with any other person, or any acquisition by Acquiree of the business of any other person;

(vi) any incurrence, assumption or guarantee by Acquiree of any indebtedness or liability other than in the ordinary course of business;

(vii) any declaration, setting aside or payment by Acquiree of any dividends on, or any other distribution with respect to, any capital stock of Acquiree or any repurchase, redemption, or other acquisition of any capital stock of Acquiree;

(viii) (A) any payment of any bonus, profit sharing, pension or similar payment or arrangement or special compensation to any employee of Acquiree, except in the ordinary course of the business of Acquiree, or (B) any increase in the compensation payable or to become payable to any employee of Acquiree; or

5.9 Except as set forth in the documents listed or referred to in Exhibits hereto, the execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, or create a charge or encumbrance upon any of the properties or assets, or outstanding stock of Acquiree pursuant to any corporate charter, by-law, indenture, mortgage or lease to which Acquiree or any of its stockholders is a party or by which it is bound. The execution and carrying out of this Agreement will not violate any provision of law.

5.10 To the best knowledge of Sellers and Acquiree, none of the written information and documents which have been or will be furnished by Acquiree or by any representatives of Acquiree to Buyer or any of the representatives of Buyer in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of Acquiree, Acquiree has disclosed to Buyer as the purchaser of the Sale Shares all material information relating to Acquiree and its activities as currently conducted.

5.11 The representations and warranties made hereinabove in this Section 5 will be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

5.12 The Acquiree is authorized to issue 10,000,000 shares of common stock, no par value, of which 5,000,000 shares are issued and outstanding. Acquiree has only one class of capital stock and all outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof.

There are no outstanding convertible securities, warrants, options or commitments of any nature which may cause authorized but unissued shares to be issued to any person.

5.13 Seller represents that the technology known as Aquatic Macrophyte Cultivation Apparatus, Patent # 5,636,472 has been assigned to Greengold and is free of any leins or encumbrances.

6.   Representations by Buyer.

Buyer warrants and represents, to the extent of the facts known to Buyer, that, effective this date and the Closing Date, the representations listed below are true and correct.

   6.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has no subsidiaries.

   6.2   The Board of Directors of Buyer have duly approved this Agreement.

   6.3 The Buyer's restricted common shares deliverable pursuant to this Agreement shall be validly issued and outstanding, fully paid and nonassessable.

   6.4 The authorized capital stock of Buyer consists of 75,000,000 shares of Common Stock, $.001 par value, 5,243,470 of which have been validly issued and are outstanding and 1,696,330 of those are freely tradable without restriction or further registration under the Securities Act of 1933.

   6.5 Annexed hereto as Exhibit 6.5 is the audited financial statements dated January 31, 1998.

   6.6 To the best of Buyer's knowledge, there are no actions, suits, proceedings or investigations (whether or not purportedly on behalf of Buyer) pending or, threatened against or affecting Buyer, at law, or in equity or admiralty, or before or by any federal, state, municipal or other governmental department, commission, board, bureau agency or instrumentality, domestic or foreign, which involve the likelihood of any adverse judgment of liability, not fully covered by insurance, in excess of $5,000 in any one case or $10,000 in the aggregate, or which may result in any material adverse change aside from a monetary adverse judgment or liability) in the business, operations, properties or assets or in the condition, financial or otherwise, of Buyer, except in each as listed and described in Exhibit 6.6 annexed hereto. To the best of Buyer's knowledge, Buyer is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

   6.7 Buyer has complied in all material respects with all laws, regulations and judicial or administrative tribunal orders applicable to its business of which it is aware.

   6.8 All federal, state and local tax returns required to be filed by Buyer have been duly filed. Federal income tax returns of Buyer have been submitted to the IRS for all past fiscal years through the fiscal year ended in 1997. All deficiencies proposed by any taxing authority have either been paid or settled or are included in the amounts for accrued taxes shown on the respective balance (part of Exhibit 6.5 annexed hereto).

   6.9   Since the date of the balance sheet there has not occurred:

(i) any material and adverse change in the financial condition or operations of Buyer;

(ii) any damage, destruction or loss to or of any of the material assets or properties owned or leased by Buyer;

(iii) the creation or attachment of any lien against the issued and outstanding common stock of Buyer;

(iv) any waiver, release, discharge, transfer, or cancellation by Buyer of any rights or claims of material value;

(v) any issuance by Buyer of any securities, or any merger or consolidation of Buyer with any other person, or any acquisition by Buyer of the business of any other person;

(vi) any incurrence, assumption or guarantee by Buyer of any indebtedness or liability, except in the ordinary course of business;

(vii) any declaration, setting aside or payment by Buyer of any dividends on, or any other distribution with respect to, any capital stock of Buyer or any repurchase, redemption, or other acquisition of any capital stock of Buyer;

 (viii)   (A)   any payment of any bonus, profit sharing, pension or
similar payment or arrangement or special compensation to any employee of Buyer, except in the ordinary course of the administration of Buyer, or (B) any increase in the compensation payable or to become payable to any employee of Buyer; or

   6.10 Except as set forth in the documents listed or referred to in Exhibits hereto, the execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, charge or encumbrance upon any of the properties or assets, or outstanding stock of Buyer pursuant to any corporate charter, by-law, indenture, mortgage or lease to which Buyer or any of its stockholders is a party or by which it is bound. The execution and carrying out of this Agreement will not violate any provision of law.

   6.11 None of the written information and documents which have been or will be furnished by Buyer or any representatives of Buyer to Seller or any of the representatives of Buyer in connection with the transactions contemplated by this Agreement contains or will contain, as the case may be, any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which made. To the knowledge of Buyer, Buyer has disclosed to Sellers as the purchaser of the common stock of Buyer all material information relating to Buyer and its activities as currently conducted.

   6.12   The representations and warranties made hereinabove in this
Section 6 will be correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

   6.13 Buyer is fully aware of the condition and prospects, financial and otherwise, of the Acquiree, having been supplied with such financial and other data relating to the Acquiree as Buyer considered necessary and advisable to enable it to form a decision concerning the purchase herein provided.

   6.14 Buyer is fully aware that the Sale Shares, when delivered, will not have been registered under the Act; that accordingly no sale, offer to sell or transfer of the Sale Shares shall be made unless a registration statement under the Act with respect to the Sale Shares is then in effect or an exemption from the registration requirements of the Act is then in fact applicable to the Sale Shares or, in the opinion of Acquiree's counsel, registration is not required.

   6.15 Buyer has been fully advised by Sellers that Sellers will sell the Sale Shares to Buyer without registration under the Act on the basis of the statutory exemption in Section 4(2) of the Act relating to transactions not involving a public offering and that Seller's reliance upon the statutory exemption is based in large part upon Buyer's representations made in this Agreement.

   6.16 Buyer is acquiring the Sale Shares for investment for its own account and not with a view to resell or otherwise distribute the Sale
Shares.   In making the foregoing representations, Buyer understands that, in the view of the Securities and Exchange Commission, the statutory exemption under Section 4(2) would not be available if, notwithstanding Buyer's representations, it had in mind merely acquiring the Sale Shares for resale upon the occurrence or nonoccurrence of some predetermined event.

   6.17 Buyer has the full right, power and authority to purchase the Sale Shares in accordance with the terms of this agreement and otherwise to consummate and close the transaction provided for in this agreement in the manner and upon the terms herein specified.

   6.18 Buyer is acquiring the Sale Shares for the purpose of controlling Acquiree.

   6.19 Buyer represents that copies of all documents filed with the Securities and Exchange Commission for the past one year period have been provided to Sellers and that all representations contained therein remain true and complete.

   6.20 Buyer represents that all documents filed with the Securities and Exchange Commission and the representations of Buyer in this Agreement do not contain a material misstatement of fact or omission of fact..

7.   Closing Date.

   The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree upon but is expected to be during August,
1998.   At the Closing, Buyer will be provided with and accept delivery of the Sale Shares, and in connection therewith, and will make payment of all
sums due to Sellers.   Certain closing documents may be delivered
subsequent to the Closing Date upon the mutual agreement of the parties hereto.

8.   Conditions Precedent To the Obligations of Sellers.

All obligations of Sellers under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

8.1 The negotiation and execution of employment agreement between Buyer, Acquiree and Paul Skillicorn (a Seller) on terms and conditions agreeable to the parties thereto providing for a term of three years with a mutually acceptable salary plus a series of convertible preferred shares which will convert into unregistered common shares in Buyer upon reaching certain
agreed upon profit levels.   Additionally, the employment agreement will
call for a 15-year royalty of 1.5% of gross revenues generated as a direct
result of any patents which Mr. Skillicorn has or will develop.   The
agreement will also state that any future patents which Mr. Skillicorn files while employed by Acquiree will become property of Acquiree. Said employment agreement is attached as Exhibit 8.1.

   8.2 The representations and warranties by Buyer contained in this Agreement or in any certificate or document delivered to Sellers pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

   8.3 Buyer shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing including the payment of the Price in accordance with the terms hereof.

   8.5 Sellers shall nominate one individual to serve on the Board of Directors of Buyer upon filing of the form N-54C until the next election of Directors by the shareholders.

   8.6   Buyer has prepared and filed a Proxy statement with the Securities
and Exchange Commission pursuant to Regulation 14D.   The proxy carries a
vote to change the business of Buyer so as to no longer be an Investment Company as defined in the Investment Company Act of 1940.

   8.7 Subsequent to the approval of the Proxy, Buyer shall file a form N-54C to withdraw its election to act as a Business Development Company.

   8.8 All instruments and documents delivered to Sellers pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Sellers.

9.   Conditions Precedent To The Obligations Of Buyer.

All obligations of Buyer under this Agreement are subject to the fulfillment, prior to the or at the Closing on the Closing Date, of each of the following conditions:

   9.1 A financial review of Acquiree's books and records to confirm that two years of audited financials can be obtained.

   9.2 The representations and warranties by Sellers contained in this Agreement or in any certificate or document delivered to Buyer pursuant to the provisions hereof shall be true at and as of the time of Closing as though such representations and warranties were made at and as of such time.

   9.3 Acquiree and Sellers shall have performed and complied with all other covenants, agreement and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

10.   Documents At Closing.

At the Closing, the following transactions shall occur, all of such transaction being deemed to occur simultaneously:

   10.1 Sellers and Acquiree, as the case may be, will deliver, or cause to be delivered, to Buyer the following:

   a. stock certificates for the Sale Shares, duly endorsed in blank with appropriate signature guarantees.

   b. all records of Acquiree, including without limitation such books and records, charter documents and Minnesota certificate of good standing, as may reasonably be available to Sellers and requested by Buyer.

   c. certified copies of resolutions by Seller's and Acquiree's boards of directors or executive committees thereof, thereunto duly authorized, authorizing this transaction.

   d. a copy of a reasonably current shareholder list of Acquiree certifying the number of shares outstanding.

   e. current financial statements as of June 30, 1998, in addition to those provided by Exhibit 5.3 of Acquiree showing no assets or debts of any substance not otherwise disclosed, except for such sums as may be owed to Acquiree's transfer agent and certain nominal state taxes.

   f. such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

   10.2 Buyer will deliver or cause to be delivered to Sellers such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

11.   Miscellaneous

   11.1 Prior to Closing, Paul Skillicorn shall enter into an employment agreement with Acquiree under the terms outlined in Exhibit 8.1.

   11.2 The respective representation of Sellers and Buyer contained herein or in any certificates delivered prior to or at Closing shall survive for a period of eighteen months from the Closing Date.

   11.3   Further Assurances.   At any time, and from time to time, after
the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

   11.4   Waiver.   Any failure on the part of any party hereto to comply
with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

   11.5   Arbitration.   Any and all disputes and differences between or
among the parties with respect to the construction or performance of the terms of this Agreement which cannot be resolved amicably shall be resolved by arbitration before the American Arbitration Association in accordance with its rules then obtaining sitting in Florida

   11.6   Notices.   All notices and other communications hereunder shall
be in writing and shall be deemed to have been given if delivered in person or if sent by prepaid first class registered or certified mail, return receipt requested, fax or recognized courier then upon receipt thereof to the following addresses:

To Sellers:

Paul Skillicorn
13012 Herald Circle
Apple Valley, MN 55124

William Spria
13012 Herald Circle
Apple Valley, MN 55124

J. Bruce Hildebrand
8634 Vernon Avenue
Alexandria, VA 22309

David D. Smyth II
535 Seventh St. SE
Washington, DC 20003

Cecil H. Maynor, Jr.
229 Kenway Loop
Mooresville, NC 28115

General Alfred M. Gray
6317 Chaucer View Circle
Landmark Mews
Alexandria, VA 22304

with copies to:


To Acquiree:   Minnesota Corporation
               13012 Herald Circle
               Apple Valley, MN 55124

To Buyer:      Pratt, Wylce & Lords, Ltd.
               2035 Staysail Lane
               Jupiter, FL 33477

with copies to:
               Jody M. Walker
               Attorney At Law
               7841 South Garfield Way
               Littleton, Colorado 80122

   11.7   Headings.   The section and subsection headings in this Agreement
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

   11.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   11.9   Governing Law.   The laws of the State of Florida shall govern
this Agreement.

   11.10   Binding Effect.   This Agreement shall be binding upon the
parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

   11.11   Entire Agreement.	This Agreement is the entire agreement of
the parties covering everything agreed upon or understood in the
transaction.   There are no oral promises, conditions, representations,
understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

   11.12   Severability.   If any part of this Agreement is deemed to be
unenforceable the balance of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

SELLERS:

----------------------------------     --------------------------
William Spira                          Paul Skillicorn

----------------------------------     --------------------------
Bruce Hildebrand                       David Smyth

----------------------------------     --------------------------
General Alfred Grey                     Cecil Maynor

ACQUIREE:

Minnesota Corporation

---------------------------------      ------------------------
By: Paul Skillicorn, President          William Spria, President

BUYER:
Pratt, Wylce & Lords, Ltd.

--------------------------------
By: L. Alan Schafler, President